EXHIBIT 99.3

FINANCIAL STATEMENTS

OF

THE SOUTHERN CONNECTICUT GAS COMPANY

AS OF JUNE 30, 2012 AND DECEMBER 31, 2011 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(UNAUDITED)

THE SOUTHERN CONNECTICUT GAS COMPANY

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three and six months ended June 30, 2012 and 2011	3

Balance Sheet as of June 30, 2012 and December 31, 2011	4

Statement of Cash Flows for the six months ended June 30, 2012 and 2011	6

Statement of Changes in Shareholder's Equity	7

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2012	2011	2012	2011

Operating Revenues	$49,342	$61,045	$166,058	$226,701

Operating Expenses
Operation
Natural gas purchased	18,487	28,842	82,955	133,987
Operation and maintenance	15,128	15,376	29,119	28,507
Depreciation and amortization	8,278	7,733	19,817	18,713
Taxes - other than income taxes	3,686	3,623	10,216	11,872
Total Operating Expenses	45,579	55,574	142,107	193,079
Operating Income	3,763	5,471	23,951	33,622

Other Income and (Deductions), net	510	(32)	1,166	(80)

Interest Charges, net
Interest on long-term debt	3,343	3,178	6,687	6,516
Other interest, net	176	634	249	800
	3,519	3,812	6,936	7,316
Amortization of debt expense and redemption premiums	77	79	153	159
Total Interest Charges, net	3,596	3,891	7,089	7,475

Income Before Income Taxes	677	1,548	18,028	26,067

Income Taxes	(341)	1,146	7,170	10,846

Net Income	$1,018	$402	$10,858	$15,221

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(Thousands of Dollars)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net Income	$1,018	$402	$10,858	$15,221
Other Comprehensive Income, net	(156)	(7)	267	145
Comprehensive Income	$862	$395	$11,125	$15,366

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	June 30,	December 31,
	2012	2011
Current Assets
Unrestricted cash and temporary cash investments	$1,215	$6,335
Accounts receivable less allowance of $2,100 and $3,400, respectively	60,700	43,839
Loan receivable	13,000	-
Unbilled revenues	5,098	14,732
Current regulatory assets	30,457	27,294
Deferred income taxes	149	1,442
Natural gas in storage, at average cost	34,413	49,064
Materials and supplies, at average cost	3,283	1,523
Refundable taxes	-	4,563
Prepayments	710	3,398
Current portion of derivative assets	-	2,024
Total Current Assets	149,025	154,214

Other investments	8,281	7,818

Net Property, Plant and Equipment	485,236	479,311

Regulatory Assets (future amounts owed from customers through the ratemaking process)	112,620	143,851

Deferred Charges and Other Assets
Unamortized debt issuance expenses	4,521	4,861
Deferred income taxes	7,091	5,640
Goodwill	134,931	134,931
Other	1,142	904
Total Deferred Charges and Other Assets	147,685	146,336

Total Assets	$902,847	$931,530

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	June 30,	December 31,
	2012	2011
Current Liabilities
Current portion of long-term debt	$2,517	$2,517
Accounts payable	30,628	40,408
Accrued liabilities	16,861	8,995
Current regulatory liabilities	7,289	1,655
Interest accrued	1,949	1,992
Taxes accrued	9,883	6,196
Total Current Liabilities	69,127	61,763

Noncurrent Liabilities
Pension accrued	30,531	36,539
Other post-retirement benefits accrued	17,666	17,896
Other	24,305	26,898
Total Noncurrent Liabilities	72,502	81,333

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	142,055	149,136

Commitments and Contingencies

Capitalization
Long-term debt	236,970	238,230

Common Stock Equity
Common stock	18,761	18,761
Paid-in capital	385,937	396,937
Retained earnings (accumulated deficit)	(22,201)	(14,059)
Accumulated other comprehensive income (loss)	(304)	(571)
Net Common Stock Equity	382,193	401,068

Total Capitalization	619,163	639,298

Total Liabilities and Capitalization	$902,847	$931,530

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2012	2011
Cash Flows From Operating Activities
Net income	$10,858	$15,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,970	18,872
Deferred income taxes	(5,380)	(1,743)
Pension expense	3,375	3,029
Deferred purchased gas	11,063	21,372
Other non-cash items, net	6,106	(3,373)
Changes in:
Accounts receivable, net	(15,561)	(334)
Unbilled revenues	9,634	12,855
Natural gas in storage	14,651	13,088
Accounts payable	(8,415)	(7,988)
Accrued pension	(8,542)	(9,545)
Taxes accrued/refundable, net	8,250	(334)
Accrued liabilities	7,865	(2,598)
Derivative assets	3,000	-
Other assets	886	3,479
Other liabilities	(3,706)	571
Total Adjustments	43,196	47,351
Net Cash provided by Operating Activities	54,054	62,572

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(15,977)	(7,895)
Loan receivable	(13,000)	(18,000)
Other	(197)	(335)
Net Cash (used in) Investing Activities	(29,174)	(26,230)

Cash Flows from Financing Activities
Payment of common stock dividend	(19,000)	(34,000)
Line of credit borrowings (repayments), net	-	(7,000)
Distribution of capital	(11,000)	-
Net Cash (used in) Financing Activities	(30,000)	(41,000)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(5,120)	(4,658)
Balance at beginning of period	6,335	11,542
Balance at end of period	$1,215	$6,884

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$605	$1,260

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
June 30, 2012
(Thousands of Dollars)
(Unaudited)

				Retained	Accumulated
				Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income (Loss)	Total
Balance as of December 31, 2011	1,407,072	$18,761	$396,937	$(14,059)	$(571)	$401,068

Net income				10,858		10,858
Other comprehensive loss, net of tax					267	267
Distribution of capital			(11,000)			(11,000)
Payment of common stock dividend				(19,000)		(19,000)
Balance as of June 30, 2012	1,407,072	$18,761	$385,937	$(22,201)	$(304)	$382,193